UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 7, 2012

Date of Report (Date of earliest event reported)

MICRO IMAGING TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction)

0-16416

(Commission File Number)

33-0056212

(I.R.S. Employee Identification No.)

970 Calle Amanacer, Suite F, San Clemente, California 92673

(Address of principal executive offices)

(949) 388-4546

(Registrant's telephone number, including area code)

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 3, 2012, the Board of Directors of Micro Imaging Technology, Inc. (the “Company”) nominated Gregg Newhuis to the board, which nomination was accepted by Mr. Newhuis on May 7, 2012, with service to commence immediately.

Biographical Information.

Gregg J. Newhuis

Mr. Newhuis brings over thirty years of equipment leasing, asset-based financing as well as commercial and retail banking experience to the Board. A 1981 graduate of Eastern Illinois University, he earned a Bachelor of Science degree with a major in Finance and minor in Economics.

Mr. Newhuis started his finance career in 1981 with Walter E. Heller & Co., working in the Municipal Finance and the Commercial Industries divisions. In 1987, he accepted a position with Phoenixcor Financial, a New York-based finance company, to open and manage an office for them in Hinsdale, IL. In 1991, Mr. Newhuis accepted an offer from Toshiba Machine Co., America (a seller of plastic injection molding machines, machine tools, aluminum die cast machines and robotic equipment) to start and run an in-house private label finance company. He currently continues to operate in this capacity.

Mr. Newhuis’ banking experience dates back to 2001 when he was part of a group of eleven individuals that originated Advantage National Bank and Trust Company, N.A., a de novo bank located in Elk Grove Village, Il. In 2003, they successfully sold the bank to Wintrust Financial Corporation (Nasdaq:WTFC). Mr. Newhuis continues to serve on the surviving bank (Schaumburg Bank & Trust Company, N.A.) Board of Directors and more specifically on its Credit and Risk Committees.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO IMAGING TECHNOLOGY, INC.

/s/ Jeffrey Nunez

Jeffrey Nunez,

President

/s/ Victor Hollander

Victor Hollander,

Chief Financial Officer

Dated: May 8, 2012